Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $908 million

Quarterly GAAP operating margin of 25 percent; non-GAAP operating margin of 35 percent

Quarterly GAAP diluted EPS of $1.26; non-GAAP diluted EPS of $1.61

Record annual cash flow from operations of $1.12 billion

Board of directors authorizes $500 million increase to share repurchase program

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 25, 2017--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2016.

Financial Results

For the fourth quarter of fiscal year 2016, Citrix achieved revenue of $908 million, compared to $905 million in the fourth quarter of fiscal year 2015, representing less than one percent revenue growth. For fiscal year 2016, Citrix reported annual revenue of $3.42 billion, compared to $3.28 billion for fiscal year 2015, a 4 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal year 2016 was $200 million, or $1.26 per diluted share, compared to $131 million, or $0.84 per diluted share, for the fourth quarter of fiscal year 2015. Net income for the fourth quarter of fiscal year 2016 and 2015 includes $10 million and $6 million, respectively in separation costs associated with the separation of our GoTo business and subsequent merger with LogMeIn. Net income for the fourth quarter of fiscal year 2016 includes net tax benefits of $12 million, or $0.08 per diluted share, primarily related to the extension of the 2016 federal and state research and development tax credit. Net income for the fourth quarter of fiscal year 2015 also includes net tax benefits of $25 million, or $0.16 per diluted share, primarily related to the extension of the 2015 federal research and development tax credit and a change in the mix of income between U.S. and foreign operations driven by the impairment of certain intangible assets. Net income for the fourth quarter of fiscal year 2015 also includes impairment charges of approximately $58 million related to certain intangible assets, which are included in amortization of product related and other intangible assets. In addition, net income for the fourth quarter of fiscal year 2015 includes restructuring charges of $38 million for severance and facility closing costs.

Annual net income for fiscal year 2016 was $536 million, or $3.41 per diluted share, compared to $319 million, or $1.99 per diluted share for fiscal year 2015. Net income for fiscal year 2016 includes restructuring charges of $71 million for severance and facility closing costs and $57 million in separation costs associated with the separation of our GoTo business and subsequent merger with LogMeIn. Results for fiscal year 2015 included impairment charges of $123 million related to certain intangible assets, which are included in amortization of product related and other intangible assets. In addition, net income for fiscal year 2015 includes a restructuring charge of $100 million for severance and facility closing costs.

Non-GAAP Results

Non-GAAP net income for the fourth quarter of fiscal year 2016 was $255 million, or $1.61 per diluted share, compared to $259 million, or $1.66 per diluted share for the fourth quarter of fiscal year 2015. In addition, non-GAAP net income for the fourth quarter of fiscal year 2015 includes net tax benefits of $25 million, or $0.16 per diluted share. Non-GAAP net income for the fourth quarter of fiscal year 2016 and 2015 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, separation costs, and the tax effects related to these items.

Annual non-GAAP net income for fiscal year 2016 was $835 million, or $5.32 per diluted share, compared to $695 million, or $4.34 per diluted share for fiscal year 2015. Annual non-GAAP net income for fiscal year 2015 includes net tax benefits of $21 million, or $0.12 per diluted share. Annual non-GAAP net income for fiscal year 2016 and 2015 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, separation costs, and the tax effects related to these items. Annual non-GAAP net income for the fiscal year 2015 also excludes the effect of a patent lawsuit and the tax effect related to this item.

In addition to quarterly financial results, Citrix also announced that its Board of Directors has authorized it to repurchase up to an additional $500 million of its common stock. As of December 31, 2016, approximately $900 million remained for repurchases from previous authorizations.

“This was a strong quarter, demonstrating that our commitment to improved focus and streamlined execution is resonating in the marketplace,” said Kirill Tatarinov, CEO at Citrix.

“Overall, 2016 was a great year. We made significant strides in advancing our vision, strategy and culture, while at the same time rapidly expanding profitability and growth in our core business.

“Our progress in 2016 positions us well for sustained profitable growth.”

Q4 Financial Summary

In reviewing the results for the fourth quarter of fiscal year 2016 compared to the fourth quarter of fiscal year 2015:

  Product and license revenue decreased 9 percent;
  Software as a service revenue increased 8 percent;
  Revenue from license updates and maintenance increased 4 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 8 percent;
  Net revenue decreased in the Americas region by 1 percent, decreased in the EMEA region by less than 1 percent, and increased in the Pacific region by less than 1 percent;
  Deferred revenue totaled $1.81 billion as of December 31, 2016, compared to $1.65 billion as of December 31, 2015, an increase of 9 percent; and
  Cash flow from operations was $259 million for the fourth quarter of fiscal year 2016, compared with $282 million for the fourth quarter of fiscal year 2015.

During the fourth quarter of fiscal year 2016:

  GAAP gross margin was 85 percent. Non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 25 percent. Non-GAAP operating margin was 35 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs related to the separation of our GoTo business and subsequent merger with LogMeIn, and costs associated with restructuring programs.

Annual Financial Summary

In reviewing the results for fiscal year 2016 compared to fiscal year 2015:

  Product and license revenue increased 1 percent;
  Software as a service revenue increased 12 percent;
  Revenue from license updates and maintenance increased 4 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 11 percent;
  Net revenue increased in the Americas region by 8 percent, decreased in the Pacific region by 4 percent, and decreased in the EMEA region by 1 percent; and,
  Cash flow from operations was $1.12 billion for fiscal year 2016 compared with $1.03 billion for fiscal year 2015.

During the year ended December 31, 2016:

  GAAP gross margin was 84 percent. Non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 19 percent. Non-GAAP operating margin was 31 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs related to the separation of our GoTo business and subsequent merger with LogMeIn, and costs associated with restructuring programs; and
  The company received 1.3 million shares from repurchases at an average price of $75.87.

Completion of Spin-Off and Merger of GoTo Business

As previously announced, the spin-off and merger of Citrix’s GoTo business with LogMeIn is expected to be completed following the close of business on January 31, 2017, subject to the satisfaction of certain remaining conditions.

Financial Outlook for Fiscal Year 2017

Excluding the GoTo business, Citrix management expects to achieve the following results at the consolidated level for the fiscal year ending December 31, 2017:

  Net revenue is targeted to be in the range of $2.81 billion to $2.84 billion.
  GAAP diluted earnings per share is targeted to be in the range of $2.49 to $2.74. Non-GAAP diluted earnings per share is targeted to be in the range of $4.60 to $4.65, excluding $0.35 related to the effects of amortization of acquired intangible assets, $1.03 related to the effects of stock-based compensation expenses, $0.22 related to the effects of amortization of debt discount, $0.33 related to separation costs associated with separation of the GoTo business, $0.16 related to restructuring charges, and $0.23 to $0.53 for the tax effects related to these items. Non-GAAP diluted earnings per share also is expected to exclude $0.30 related to certain tax charges to be incurred in connection with the separation of the GoTo business.

Financial Outlook for First Quarter 2017

Excluding the GoTo business, Citrix management expects to achieve the following results at the consolidated level for the first quarter of fiscal year 2017 ending March 31, 2017:

  Net revenue is targeted to be in the range of $655 million to $665 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.02 to $0.03. Non-GAAP diluted earnings per share is targeted to be in the range of $0.93 to $0.95, excluding $0.09 related to the effects of amortization of acquired intangible assets, $0.24 related to the effects of stock-based compensation expenses, $0.05 related to the effects of amortization of debt discount, $0.28 related to separation costs associated with the separation of the GoTo business, $0.04 related to restructuring charges, and $0.06 to $0.09 for the tax effects related to these items. Non-GAAP diluted earnings per share also is expected to exclude $0.29 related to certain tax changes to be incurred in connection with the separation of the GoTo business.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Fourth Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. With annual revenue in 2016 of $3.42 billion, Citrix solutions are in use by more than 400,000 organizations and over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with failure to complete the separation of the GoTo Business and proposed Reverse Morris Trust transaction with LogMeIn on a timely basis or at all, and the related disruptions to management and the GoTo Business; risks associated with the future performance of core Citrix if the proposed transaction with LogMeIn is completed, failure to achieve the expected strategic, operational and competitive benefits of the proposed separation of the GoTo Business, and the effect of the separation on Citrix, its shareholders, customers, partners and employees; tax risks related to the separation of the GoTo Business; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's virtualization and networking products and secure data services; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the concentration of customers in Citrix’s networking business; the company's ability to develop, maintain a high level of quality and commercialize new products and services while growing its established virtualization and networking products and services; risks associated with transitions in key personnel and succession risk; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, failure to realize expected benefits or synergies from divestitures; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; the ability to maintain and protect our collection of brands; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; risks related to servicing our debt; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political uncertainty and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015(*)
Revenues:
Product and licenses	$255,327	$281,300	$883,329	$875,807
Software as a service	209,892	193,587	816,436	731,292
License updates and maintenance	409,218	392,964	1,587,271	1,521,007
Professional services	33,919	36,912	131,229	147,488
Total net revenues	908,356	904,763	3,418,265	3,275,594

Cost of net revenues:
Cost of product and licenses revenues	28,314	34,432	121,391	118,265
Cost of services and maintenance revenues	96,291	94,698	377,731	364,916
Amortization of product related intangible assets	13,547	73,623	60,419	131,183
Total cost of net revenues	138,152	202,753	559,541	614,364
Gross margin	770,204	702,010	2,858,724	2,661,230

Operating expenses:
Research and development	113,658	140,003	489,265	563,975
Sales, marketing and services	302,769	299,112	1,185,814	1,195,362
General and administrative	95,967	100,968	377,568	342,665
Amortization of other intangible assets	7,106	11,361	29,173	108,732
Restructuring	8,980	38,160	71,122	100,411
Separation	10,434	-	56,624	-
Total operating expenses	538,914	589,604	2,209,566	2,311,145

Income from operations	231,290	112,406	649,158	350,085

Interest income	4,578	2,996	16,686	11,675
Interest expense	11,344	10,957	44,949	44,153
Other (expense) income, net	(3,350)	7,750	(4,131)	(5,730)
Income before income taxes	221,174	112,195	616,764	311,877

Income tax expense (benefit)	21,324	(19,079)	80,652	(7,484)
Net income	$199,850	$131,274	$536,112	$319,361

Earnings per common share – diluted	$1.26	$0.84	$3.41	$1.99
Weighted average shares outstanding – diluted	158,196	156,268	157,084	160,362

(*) Derived from audited financial statements.

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	December 31, 2016	December 31, 2015(*)
		(*) Derived from audited
		financial statements
ASSETS:
Cash and cash equivalents	956,956	$368,518
Short-term investments	727,073	502,852
Accounts receivable, net	725,940	669,276
Inventories, net	12,522	10,521
Prepaid expenses and other current assets	138,786	132,784
Total current assets	2,561,277	1,683,951

Long-term investments	980,142	891,964
Property and equipment, net	343,820	373,817
Goodwill	1,966,810	1,962,722
Other intangible assets, net	227,993	283,418
Deferred tax assets, net	252,396	215,196
Other assets	57,789	56,449
Total assets	6,390,227	$5,467,517

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY:
Accounts payable	84,057	95,396
Accrued expenses and other current liabilities	302,887	317,468
Income taxes payable	39,771	18,351
Current portion of deferred revenues	1,323,478	1,249,754
Convertible notes, short-term (**)	1,348,156	-
Total current liabilities	3,098,349	1,680,969

Long-term portion of deferred revenues	480,359	414,314
Convertible notes, long-term (**)	-	1,311,071
Other liabilities	123,297	87,717
Temporary equity from Convertible notes (**)	79,495	-
Stockholders’ equity:
Common stock	303	299
Additional paid-in capital	4,761,588	4,566,919
Retained earnings	4,010,737	3,474,625
Accumulated other comprehensive loss	(28,704)	(28,527)
Less – common stock in treasury, at cost	(6,135,197)	(6,039,870)
Total stockholders’ equity	2,608,727	1,973,446
Total liabilities, temporary equity and stockholders’ equity	$6,390,227	$5,467,517

(*) During the first quarter of fiscal 2016 we adopted an accounting standard update on the presentation of debt issuance costs. The new guidance requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability on the condensed consolidated balance sheet. The December 31, 2015 condensed consolidated balance sheet was retrospectively adjusted to reflect this change.

(**) As a result of the structure of the proposed RMT transaction with LogMeIn, and the notification on October 10, 2016 of noteholders in accordance with the Indenture, the Convertible Notes will be convertible until the earlier of (1) the close of business on the business day immediately preceding the ex-dividend date for the distribution of the outstanding shares of GetGo common stock to the Company’s stockholders by way of a pro rata dividend, and (2) the Company’s announcement that such distribution will not take place, even though the Convertible Notes were not otherwise convertible at December 31, 2016. The conversion rate for the Convertible Notes also will be subject to adjustment as of the opening of business on the ex-dividend date for the distribution.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands – unaudited)

Year Ended
December 31, 2016
OPERATING ACTIVITIES
Net Income	536,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	286,123
Stock-based compensation expense	184,788
Deferred income tax benefit	(41,104)
Excess tax benefit from stock-based compensation	(16,049)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	5,189
Other non-cash items	11,628
Total adjustments to reconcile net income to net cash	430,575
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(60,636)
Inventories	(4,133)
Prepaid expenses and other current assets	(12,472)
Other assets	(2,460)
Income taxes, net	49,834
Accounts payable	(20,905)
Accrued expenses and other current liabilities	33,150
Deferred revenues	144,439
Other liabilities	22,326
Total changes in operating assets and liabilities, net of the effects of acquisitions	149,143
Net cash provided by operating activities	1,115,830
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(2,238,784)
Proceeds from sales of available-for-sale investments	1,294,636
Proceeds from maturities of available-for-sale investments	632,517
Purchases of property and equipment	(134,170)
Cash paid for acquisition, net of cash acquired	(13,242)
Cash paid for licensing agreements and technology	(26,342)
Other	1,181
Net cash used by investing activities	(484,204)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	41,247
Excess tax benefit from stock-based compensation	16,049
Stock repurchases, net	(28,689)
Cash paid for tax withholding on vested stock awards	(66,637)
Net cash used in financing activities	(38,030)
Effect of exchange rate changes on cash and cash equivalents	(5,158)
Change in cash and cash equivalents	588,438
Cash and cash equivalents at beginning of period	368,518
Cash and cash equivalents at end of period	956,956

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits, separation costs, the related tax effect of those items and separation-related tax charges or benefits. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

• The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities in the ordinary course of business. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

• Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

• Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

• Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company, are not anticipated to be ongoing; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months
Ended
December 31, 2016
GAAP gross margin	84.8%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	1.5
Non-GAAP gross margin	86.4%
Three Months
Ended
December 31, 2016
GAAP operating margin	25.4%
Add: stock-based compensation	5.4
Add: amortization of product related intangible assets	1.5
Add: amortization of other intangible assets	0.8
Add: separation costs	1.1
Add: restructuring charges	1.0
Non-GAAP operating margin	35.2%
	Three Months Ended December 31,
	2016	2015
GAAP net income	$199,850	$131,274
Add: stock-based compensation	48,586	43,694
Add: amortization of product related intangible assets	13,547	73,623
Add: amortization of other intangible assets	7,106	11,361
Add: amortization of debt discount	8,346	8,100
Add: separation costs	10,434	6,352
Add: restructuring charges	8,980	38,160
Less: tax effects related to above items	(41,420)	(53,915)
Non-GAAP net income	$255,429	$258,649
	Three Months Ended December 31,
	2016	2015
GAAP earnings per share – diluted	$1.26	$0.84
Add: stock-based compensation	0.31	0.28
Add: amortization of product related intangible assets	0.09	0.47
Add: amortization of other intangible assets	0.04	0.07
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.07	0.04
Add: restructuring charges	0.06	0.24
Less: tax effects related to above items	(0.27)	(0.33)
Non-GAAP earnings per share – diluted	$1.61	$1.66

CITRIX SYSTEMS, INC.

Twelve Months
Ended
December 31, 2016
GAAP gross margin	83.6%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	1.8
Non-GAAP gross margin	85.5%
Twelve Months
Ended
December 31, 2016
GAAP operating margin	19.0%
Add: stock-based compensation	5.4
Add: amortization of product related intangible assets	1.8
Add: amortization of other intangible assets	0.8
Add: separation costs	1.7
Add: restructuring charges	2.1
Non-GAAP operating margin	30.8%
	Twelve Months Ended December 31,
	2016	2015
GAAP net income	$536,112	$319,361
Add: stock-based compensation	184,788	147,368
Add: amortization of product related intangible assets	60,419	131,183
Add: amortization of other intangible assets	29,173	108,732
Add: amortization of debt discount	33,014	32,039
Add: separation costs	56,624	6,352
Add: restructuring charges	71,122	100,411
Add: charge (benefit) related to a patent lawsuit	-	(982)
Less: tax effects related to above items	(135,927)	(149,163)
Non-GAAP net income	$835,325	$695,301
	Twelve Months Ended December 31,
	2016	2015
GAAP earnings per share – diluted	$3.41	$1.99
Add: stock-based compensation	1.18	0.92
Add: amortization of product related intangible assets	0.38	0.82
Add: amortization of other intangible assets	0.19	0.68
Add: amortization of debt discount	0.21	0.20
Add: separation costs	0.36	0.04
Add: restructuring charges	0.45	0.62
Add: charge (benefit) related to a patent lawsuit	-	(0.01)
Less: tax effects related to above items	(0.86)	(0.92)
Non-GAAP earnings per share – diluted	$5.32	$4.34

Forward Looking Guidance

	For the Three Months	For the Twelve Months
	Ended	Ended
	March 31,	December 31,
	2017	2017
GAAP earnings per share – diluted	$0.02 to $0.03	$2.49 to $2.74
Add: adjustments to exclude the effects of amortization of intangible assets	0.09	0.35
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.24	1.03
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.22
Add: adjustments to exclude the effects of separation costs	0.28	0.33
Add: adjustments to exclude the effects of restructuring charges	0.04	0.16
Add: adjustments to exclude the effects of separation related tax charges	0.29	0.30
Less: tax effects related to above items	(0.06) to (0.09)	(0.23) to (0.53)
Non-GAAP earnings per share – diluted	$0.93 to $0.95	$4.60 to $4.65

CONTACT:
Citrix Systems, Inc.
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Citrix Systems, Inc.
Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com